UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2018 (May 2, 2018)

TIBERIUS ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38422	81-0824240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 3601 N Interstate 10 Service Rd W
Metairie, LA 70002
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (504)881-1060

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 2, 2018, the board of directors (the “Board”) of Tiberius Acquisition Corporation, a Delaware corporation (the “Company”) elected Michael Millhouse as a director of the Company.

Mr. Millhouse has extensive experience in financing, investment and the insurance industry. Since 2015, he has been the President of Pinnacle Investment Consulting, LLC, a company focusing on providing investment consulting services to insurance companies. From 2003 to 2015, Mr. Millhouse served as Chief Investment Officer – Fixed Income at Chicago Equity Partners, where he managed fixed income portfolios for major funds. He also held a number of managerial positions at Loomis, Sayles & Co. from 1991 to 2002 and Wells Fargo from 1983 to 1991. Mr. Millhouse started his career at the Trust Investment Administration department of Lincoln National Life Insurance Co. He received a B.S. degree in Finance and a Master’s degree in Business Administration from Indiana University. Mr. Millhouse is also a Chartered Financial Analyst and a Certified Investment Counselor. He is well-qualified to serve on the Board given his financial and management background and insurance industry experience.

No family relationships exist between Mr. Millhouse and any other directors or executive officers of the Company. Prior to his election as a director, Mr. Millhouse was designated as an observer of the Board by Church Mutual Insurance Company, an investor of the Company, pursuant to that certain forward purchase contract, dated November 9, 2017, between the Company and Church Mutual Insurance Company. There are no transactions to which the Company is or was a participant and in which Mr. Millhouse has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBERIUS ACQUISITION CORPORATION

By:	/s/ Michael T. Gray
Name: Michael T. Gray
Title: Chief Executive Officer

Dated: May 8, 2018